
RMG
NETWORKS
chalkboxTV
Symon

Investor Presentation

Business Combination of SCG Financial Acquisition Corp., RMG Networks and Symon Communications

March 2013

Disclaimer

Disclaimer

Neither SCG Financial Acquisition Corp. ("SCG") nor any of its respective affiliates makes any representation or warranty as to the accuracy or completeness of the information contained in this presentation. The sole purpose of the presentation is to assist persons in deciding whether they wish to proceed with a further review of the proposed transaction discussed herein and is not intended to be all-inclusive or to contain all the information that a person may desire in considering the proposed transaction discussed herein. It is not intended to form the basis of any investment decision or any other decision in respect of the proposed transaction.

This presentation shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdictions in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. Any such offering will be made in compliance with applicable securities laws or exemptions therefrom.

Additional Information and Where to Find It

On February 11, 2013, SCG commenced a tender offer (the "Offer") to purchase all of the issued and outstanding shares of its common stock (the "SCG Common Shares") issued as part of the units in its initial public offering (such SCG Common Shares, the "Public Shares"). On March 1, 2013, SCG filed a Current Report on Form 8-K regarding the proposed business combination with Symon Holdings Corporation ("Symon"). This material is not a substitute for the Offer or the filings regarding the proposed business combinations. **Investors and security holders are urged to read the Offer and any other relevant documents filed with the SEC when available carefully because they contain important information regarding SCG, RMG, and Symon, the proposed business combination and related matters.** When available, you will be able to obtain copies of all documents regarding these business combinations and other documents filed by SCG with the SEC, free of charge, at the SEC's website (www.sec.gov) or by sending a request to SCG Financial Acquisition Corp., 615 N. Wabash Avenue, Chicago, Illinois, 60611, or by calling SCG at (312) 784-3960.

Non-GAAP Financials

The financial information and data contained in this presentation is unaudited and does not conform to the SEC's Regulation S-X. Accordingly, such information and data may not be included in, may be adjusted in or may be presented differently in, the Offer included in the Schedule TO filed by SCG with the SEC. This presentation includes certain estimated financial information and forecasts presented as pro forma financial measures that are not derived in accordance with generally accepted accounting principals ("GAAP"), and which may be deemed to be non-GAAP financial measures within the meaning of Regulation G promulgated by the SEC. SCG believes that the presentation of these non-GAAP financial measures serve to enhance the understanding of the financial performance of SCG, RMG and Symon and the proposed business combination. However, these non-GAAP financial measures should be considered in addition to, and not as substitutes for or superior to, financial measures of financial performance prepared in accordance with GAAP. Pro forma financial measures may not be comparable to similarly titled pro forma measures reported by other companies.

Forward-Looking Statements

This presentation includes "forward-looking statements" within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. SCG Financial Acquisition Corp's actual results may differ from its expectations, estimates and projections and consequently, you should not rely on these forward looking statements as predictions of future events. Words such as "expect," "estimate," "project," "budget," "forecast," "anticipate," "intend," "plan," "may," "will," "could," "should," "believes," "predicts," "potential," "continue," and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, SCG's expectations with respect to future performance and anticipated financial impacts of the proposed transactions; the satisfaction of the closing conditions to the proposed transactions; and the timing of the completion of the proposed transactions.

These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside SCG's control and difficult to predict. Factors that may cause such differences include, but are not limited to, those described under the heading "Risk Factors" in SCG's Offer, dated February 11, 2013, and Current Report on form 8-K filed March 1, 2013. Other factors include the possibility that the transactions contemplated by a potential transaction agreement do not close, including due to the failure of certain closing conditions, or that SCG only closes the RMG transaction.

SCG cautions that the foregoing list of factors is not exclusive. Additional information concerning these and other risk factors is contained in SCG's most recent filings with the SEC. All subsequent written and oral forward-looking statements concerning SCG, a potential transaction agreement, the related transactions, or other matters and attributable to SCG Financial Acquisition Corp. or any person acting on their behalf, are expressly qualified in their entirety by the cautionary statements above. SCG cautions readers not to place undue reliance upon any forward- looking statements, which speak only as of the date made. SCG does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based.

Table of Contents

I Opportunity Overview

"New" RMG Networks

- Creates a leading intelligent visual communications solutions provider
- Combined company to be renamed RMG Networks

"New" RMG NETWORKS

To Be Headquartered in Dallas, TX
~240 Employees Worldwide
~7,500 Customers

Symon[(a)]	RMG NETWORKS	SCG Financial Acquisition Corp.
End-to-End Intelligent Visual Solutions Provider Premium Hardware Software and Services Provider	Largest Airline Digital Ad Media Network in the U.S. Scalable Content Distribution Technology	Partnership with a Proven Sponsor Team Flexible Capital Structure With $80 million in Cash[(b)]

Leader in ad and non-ad based digital signage market solutions

Network of over 1 million connected screens on 3 continents

(a) While the closing of Symon Communications is not a condition precedent to the closing of RMG Networks, it is presently expected to close shortly thereafter.
(b) Subject to reduction for any shares tendered.

Digital Signage Solutions

- The "New" RMG will build intelligent visual networks that help businesses operate more efficiently and brands connect with consumers


RMG NETWORKS
Contact Center
Retail Signage
Signage Products
chalkboxTV
Place-Based Wi-Fi
Higher Education
US Mall Signage
Logistics Operations Center
Airport Clubs
In-Flight Digital Media

Investment Highlights

› Business combination creates strong leadership in turn-key intelligent visual communications solutions at an attractive valuation

Compelling Financial Profile	• ~17% 2014E pro forma consolidated EBITDA margin • Valuation of 4.7x '14E EBITDA[(a)] vs. peers trading at 8.1x '14E EBITDA	✓
Strong Growth Potential	• Pro forma consolidated revenue growth at ~26% 2012-2014 CAGR • Growth capital provides opportunity to pursue strategic acquisitions	✓
Unique Value Proposition	• Ad and non-ad based digital signage market solutions catering to captive audiences • Solutions for enterprise and retail media customers	✓
Fully Integrated Technology Platform	• Proprietary portfolio of software, hardware, implementation and support services • Open and scalable media technology platform	✓
Attractive Market Dynamics	• Global digital place-based networks growing at ~19% 2011-2016 CAGR[(b)] • Long-term growth due to accelerating adoption trends	✓
Experienced Management Team	• Strong track record of industry leadership • Significant experience in operating advertising, digital media and technology businesses	✓

Note: All information is based on the combination of RMG Networks and Symon Communications.
(a) Based on implied price per share of $10.00, 0% redemption level, and net cash of $10.0 million.
(b) PQ Media Global Digital Out-of-Home Media Forecast (5th Edition).

Combination Rationale

› The combination of RMG and Symon creates a comprehensive platform providing intelligent visual communications solutions

Comprehensive turn-key solutions

Combined blue chip customer base including over 7,500 customers

Network of over 1 million connected screens on 3 continents

Ability to create content, distribute information and sell advertising across multiple formats

Leadership positions in key verticals

Significant future roll-up acquisition opportunities

Anticipated cost synergies and elimination of redundancies

Attractive Digital Signage Industry Dynamics

› U.S. digital-out-of-home market is estimated at $2.6 billion and projected to grow at ~13% CAGR through 2016[(a)]

Projections show the 3 million digital signage media players installed worldwide today will increase to approximately 10 million by 2015

Intel, Embedded and Communications Group

$9.9 billion — Global DOOH Media Spending in 2013[(b)]

U.S. DOOH Media Spending in 2013[(b)] — $2.6 billion

U.S. TOTAL DIGITAL OUT-OF-HOME MEDIA FORECAST



$6,000
4,500
3,000
1,500
0
2011-2016 CAGR: 12.7%
$2,046
$2,302
$2,597
$2,938
$3,323
$3,725
2011
2012
2013
2014
2015
2016
Digital Place-Based Networks
Digital Billboards

DIGITAL SIGNAGE MEDIA ATTRIBUTES

INCREASING ADOPTION

- Digital signage remains one of the fastest growing ad-based media
- Allows more effective engagement than traditional media
- Targets specific audiences at a lower CPI
- Increasing affordability of component and on-going maintenance costs

KEY CHARACTERISTICS

- Travel digital signage highly appealing due to the captive, transactional and interactive nature
- Convergence of in-store technologies, mobile communication, touch screens and digital signage
- Continued focus on creation of content and best practices
- Digital media provider offers piecemeal solutions

(a) PQ Media Global Digital Out-of-Home Media Forecast (5th Edition).
(b) Represents 2013E global and the U.S. digital out-of-home media forecast as per PQ Media Global Digital Out-of-Home Media Forecast (5th Edition).

The Combined Company: Consolidated Statistics

($ in millions)

› The combination creates a leading digital signage solutions company with a strong record of profitability and expected high-growth market potential

	RMG NETWORKS	SYMON COMMUNICATIONS[(c)]	CONSOLIDATED
BUSINESS DESCRIPTION	• U.S. and China-based digital signage solutions provider that operates a targeted national advertising network and provides retail-focused visual display technology services	• US and EMEA-based provider of full-service intelligent digital signage solutions and enterprise customers	• Integrated solutions provider for enterprise business customers and retail advertising networks
REVENUE PROFILE			
ADJUSTED EBITDA PROFILE[(a)]			
2014E REVENUE Detail[(b)]			
GEOGRAPHIC FOOTPRINT	• U.S., China	• U.S., UK, Europe, Middle East	• U.S., UK, Europe, Middle East, Asia-Pacific
KEY SOLUTIONS	• Targeted advertising networks • Digital signage	• Visual communications solutions • Intelligent applications	• Targeted advertising networks, digital signage, visual communications solutions



3-Year Projected CAGR: +39%
$20.5
$25.7
$38.3
$55.5
2011A
2012E
2013E
2014E



3-Year Projected CAGR: +9%
$40.8
$42.5
$48.0
$52.8
2011A
2012E
2013E
2014E



3-Year Projected CAGR: +21%
$61.3
$68.2
$86.3
$108.3
2011A
2012E
2013E
2014E



($6.0)
$2.9
$3.1
$8.3
2011A
2012E
2013E
2014E



$7.6
$7.6
$8.2
$10.0
2011A
2012E
2013E
2014E



$1.6
$10.5
$11.5
$18.7
2011A
2012E
2013E
2014E



Lounge 27%
IFE 31%
Other 2%
Chalkbox TV 13%
Internat'l 13%
Interactive 14%



3rd Party 17%
Software 12%
LED 2%
Hardware 15%
Services 54%



RMG Networks 51%
Symon 49%

Source: RMG Networks and Symon Communications.

(a) Adjusted EBITDA accounts for divested operations, related party transactions and one-time items.

(b) 2014E revenue represents projected CY2014 / FY2015 financials of RMG Networks and Symon Communications.

(c) While the closing of Symon Communications is not a condition precedent to the closing of RMG Networks, it is presently expected to close shortly thereafter.

Competitive Strengths

› "New" RMG's competitive strengths should position the company for continued growth


Broad Geographic Footprint
Complete End-to-End Solutions
Scalable Enterprise Grade Architecture and Hardware
Blue Chip Customer Base
Custom Content Provider
Targeted National Advertising Network
Around the Clock Support
"New"
RMG NETWORKS

Multiple Cross–Selling Opportunities

- The combined company will have a global customer base with numerous cross-selling opportunities

Symon Clients

Abbott, Aetna, AIG, Allstate, ADM, at&t, DELL, Boeing, Cardinal Health, Caterpillar, Cisco, Citi, Comcast, CVS, John Deere, Coca-Cola, Delta, Dow, FedEx, Ford, Freddie Mac, General Dynamics, GE, DuPont, The Home Depot, Honeywell, hp, Humana, intel, Johnson & Johnson, Johnson Controls, JPMorgan Chase, GM, Kraft, Liberty Mutual, Lowe's, Marathon, McKesson, medco, Merck, HCA, MetLife, Microsoft, Morgan Stanley, New York Life, Pepsico, Pfizer, IBM, P&G, Prudential, Sprint, Sysco, Travelers, Ingram Micro, Raytheon, sears, United Technologies, UnitedHealth Group, Time Warner, UPS, verizon, Walt Disney, WellPoint, Wells Fargo

"New" RMG Networks

RMG Clients

Delta, Air France, United, Alaska Airlines, jetBlue, Lufthansa, US Airways, Virgin America, Southwest, gogo, Frontier Airlines, Mazda, KLM, Lincoln, Fidelity Investments, verizon, Oracle, esurance, FOX, Marriott, Westin Hotels & Resorts

Sample Shared Clients

Delta, P&G, American Express, Allstate, verizon, DELL, Microsoft, Ford

Digital Signage Competitive Landscape

› The "New" RMG Networks will provide a broad turn-key solutions offering

INDUSTRY SEGMENTS	PRODUCT OFFERINGS	COMPETITIVE LANDSCAPE	"NEW" RMG OFFERINGS
HARDWARE	• Media players • Displays • Electronic billboards	Samsung, LG Electronics, Sony, Panasonic, Planar, Sharp, Hitachi, Pioneer, NEC, mediatile, Barco, DigitalView, Philips	"New" RMG Networks
SOFTWARE	• Content management • Media player management • Ad network operations	Scala, ComQi, BroadSign, 3M, Stratacache, FWi, Dynasign, netkey, WebPavement	
SERVICES	• Project design and consulting • Network operations • Deployment and field service • Content development	nanonation, Omnivex, wirespring, Convergent, CPT, USSI, Crosscom, Spencer Technologies, Tekserve Apple Specialist, BroadSign	
AD NETWORKS	• Media sales services • Product marketing and management • Inventory management	Captivate Network, GSTV Gas Station TV, Zoom Media & Marketing, Mall Network, JCDecaux, Clear Channel, NCM Media Networks, iz-on	

Highly fragmented industry that will benefit from consolidation

“New” RMG Networks Growth Strategy

› The combined company has many growth opportunities capitalizing on existing leadership positions and market dynamics

Build international presence in Europe, Middle East, Asia-Pacific and Latin America

Organize partnerships with leading application platforms

Pursue strategic acquisitions to add new revenue streams



Develop new channels in key vertical industries

Grow customer base in existing geographies through increased penetration

Launch new service and support offerings to create new revenue streams

Expand existing airline media ad network

Acquire or expand into new place-based ad networks

Pro Forma Organizational Overview

› The management team has significant experience running profitable businesses, launching emerging digital media platforms, and executing successful M&A

EXPERIENCED SENIOR LEADERSHIP TEAM



Gregory H. Sachs, Executive Chairman
- Chairman and CEO, Sachs Capital Group
- Founder, Fmr. Chairman and CEO, Deerfield Capital Management



Garry K. McGuire, Chief Executive Officer*
- CEO of RMG Networks since 2009
- Fmr. Chairman, Icon Internet Ventures
- Fmr. President, Gyro HSR
- Fmr. VP Global Marketing, Compaq



Charles Ansley, President Business Solutions*
- CEO of Symon since 2002
- Fmr. President, U.S. Operation Solutions, EDS
- Fmr. IBM



Paul Shyposh, President Advertising Networks
- Executive VP Sales, RMG
- Fmr. Executive, JC Decaux Airport Division
- Fmr. New York Times



Bill Cole, Chief Financial Officer*
- CFO of Symon Communications since 1997
- Fmr. Deloitte & Touche

PRO FORMA ORGANIZATIONAL STRUCTURE


RMG NETWORKS
"New" RMG NETWORKS
SYMON BUSINESS SOLUTIONS (Legacy Symon Communications)
RMG MEDIA NETWORKS (Legacy RMG Networks)
Enterprise Solutions Group (ESG)
Retail Solutions Group (RSG)
RMG Airline Media
RMG Mall Media

* Presenter

II Overview of RMG Networks and Symon

Overview of Current RMG Networks

› RMG Networks is a leading digital media company selling advertising and delivering services to the domestic airline media industry

BUSINESS OVERVIEW

- **One of the largest digital video media networks in the Travel Media space**
  - › Exclusive partnerships with major airline carriers and top commercial and private airports
  - › Leader in the U.S. in-flight entertainment and club traffic
  - › Reaches highly-desirable target audience in captive settings
  - › Substantial annual pre-bookings for domestic airline advertising revenues
- **Operates two business units**
  - › *Targeted National Advertising*
    - RMG Airline Media
      - Network of over 120,000 screens
      - ~35% gross margins on exclusive airline advertising
    - RMG Mall Media
      - 161 shopping mall network
      - 46 million Nielsen-measured viewers per month
  - › *Digital Signage Solutions*
    - Provides turnkey technology and professional services
    - ~80% gross margins

RMG AIRLINE MEDIA NETWORK





- ✓ Almost 3,000 aircraft
- ✓ ~145 airline and private terminal lounges




- ✓ 34 million travelers per month
- ✓ 400+ million travelers per year

RMG NETWORKS 2014E[a] REVENUE MIX


Other
2%
Chalk Box
13%
International
13%
Interactive
14%
IFE
31%
Lounge
27%

Source: RMG Networks.
(a) Represent projections for year ending 12/2014E.

RMG: Leader in Airline Media

RMG TRAVEL MEDIA NETWORK

2009	2010	2011	2012
			SOUTHWEST
			gogo
			Alaska Airlines
		Virgin america	Virgin america
		AIRFRANCE	AIRFRANCE
		KLM	KLM
		Lufthansa	Lufthansa
		US AIRWAYS	US AIRWAYS
		AMTRAK	AMTRAK
	DELTA	DELTA	DELTA
	UNITED	UNITED	UNITED
	FRONTIER AIRLINES	FRONTIER AIRLINES	FRONTIER AIRLINES
jetBlue	jetBlue	jetBlue	jetBlue
Continental Airlines	Continental Airlines	Continental Airlines	Continental Airlines

Source: RMG Networks.

Overview of Symon Communications

› Symon helps organizations engage, inform and influence audiences through intelligent visual solutions

BUSINESS OVERVIEW

- **Leading global provider of award-winning visual communications solutions**
  - Designs, develops and maintains software and hardware platforms
  - Seamless integration with customers' IT environments
  - Fully integrated turnkey hardware, software, design, content and implementation services
  - Provides "premises-based" content management for its in-venue installations
  - Provides "hosted" content management for content subscriptions and mobile deployments
- **Customers include over 70% of the Fortune 100 companies and a large percentage of Fortune 500 companies**
- **Attractive financial performance**
  - 30+ years of profitability
  - ~40% recurring contract revenue base

END-TO-END SOLUTIONS



Installation
Software
Hardware
Creative Design
Training
Support
Professional Services
Symon

2014E[a] REVENUE MIX



Software 12%
Hardware 15%
Services 54%
LED 2%
3rd Party 17%

KEY VERTICALS SERVED

- ✓ Contact centers
- ✓ Employee communications
- ✓ Supply chain
- ✓ Hospitality
- ✓ Higher education
- ✓ Healthcare
- ✓ Retail

Source: Symon Communications.
(a) Represents projections for year ending 01/2015E.

Symon: Overview of Digital Signage Solutions

› Symon's operating model offers a single point of accountability for all visual communication implementations, along with a state-of-the-art content management system

DIGITAL SIGNAGE ECOSYSTEM

DIGITAL SIGNAGE—Targeted information delivered via flat panel screens installed in call centers, fulfillment centers, lobbies, conference rooms, employee gathering areas

VIDEO WALLS—Multiple displays that work in tandem for the purpose of informing and engaging large audiences

MARQUEES—Large or ultra-bright LED displays installed outdoors

DESKTOPS—Event-driven information delivered via personal computer displays

MOBILE DEVICES—Real-time, interactive multi-media content delivered via smartphones

WAY-FINDERS—Navigational information that is accessible via interactive displays installed in common areas

INTERACTIVE KIOSKS—Interactive displays installed in common areas for the purpose of allowing individuals to access relevant information

DOOR DISPLAYS—Small, in-wall displays installed next to room entrances

LED WALLBOARDS—LED displays installed in warehouses, contact centers

DIGITAL SIGNAGE SERVICES OVERVIEW

- **Provides a portfolio of integrated systems, services and processes in the visual communications space**
  - Tailors a solution based upon customer needs
  - Integrates necessary data sources into customer solutions
- **Designs and develops content management software**
- **Offers professional services, installation, software, hardware, creative design, training and support**

ENTERPRISE AND HARDWARE OVERVIEW


Design Studio
Content Services
Internet
Enterprise Software
SDA Series
SmartScreen
InView
InView
LobbyView
NetLite II

Source: Symon Communications.

III Transaction Details

Transaction Summary

› SCG Financial Acquisition Corp. ("SCG") will merge with RMG Networks ("RMG") and thereafter acquire Symon Communications ("Symon") to create a leading intelligent visual communications solutions provider

SUMMARY	• **RMG Networks and Symon Communications to go public through a business combination with SCG Financial Acquisition Corp.** › Post-closing, the combined company expects to trade on Nasdaq under ticker SCGQ until SCG renames in connection with first annual meeting › Combined companies to do business as RMG Networks • **Total enterprise value of approx. $90[a] million and equity value of approx. $100 million[a]** › Pro-forma net cash of $10 million (projected amount as of closing)[b] › $72.5 million consideration to RMG / Symon sellers, including $68.5 million in cash and $4 million in newly issued shares
COMMITTED SPONSOR AND OWNERSHIP GROUP	• **Enhanced transaction certainty** › DRW Commodities, LLC has purchased $23.5 million of SCG Public Shares and waived tender rights › Standby debt commitment from Donald R. Wilson Jr. affiliate to fully fund Symon transaction • **SCG Sponsors will retain 1.24 million shares** › Earnout shares plus warrants provide shareholder-aligned incentive
VALUATION	• **Attractive valuation at $10.00 implied price per share – 4.7x 2014E Adjusted EBITDA** • **Discount to publicly traded comps** › Blended outdoor advertising and digital signage comps trade at 8.1x 2014E EBITDA[c]
TIMING	• **Merger agreement signed with RMG Networks on January 11, 2013 and merger agreement with Symon signed on March 1, 2013** • **Tender offer filed with SEC[d]** • **Expected closing in late Q1 / early Q2 2013** › The closing of the RMG Networks transaction is a condition precedent to the closing of the Symon Communications transaction › While it is presently expected that the closing of the Symon transaction will occur shortly after the closing of the RMG transaction, there can be no assurances that SCG will consummate the Symon transaction

(a) Enterprise value calculated based on implied price per share of $10.00. Fully diluted share count assumes 0% redemption level and excludes warrants.
(b) Assumes 0% redemption level.
(c) Blended EBITDA peer trading multiple calculated based on weighted 2014E EBITDA contribution of RMG (~45%) and Symon (~55%) with respective weights from outdoor advertising peer set and digital signage peer set.
(d) It is possible that all public shareholders (except for the public shares held by DRW Commodities, LLC) will tender their shares prior to the closing of the tender offer, currently scheduled to expire at 5:00 pm Eastern Time on March 21, 2013, unless otherwise terminated or further extended.

Pro Forma Capitalization and Sources and Uses

($ in millions, except per share figure)

› The transaction provides for a flexible and sustainable capital structure

PRO FORMA CAPITALIZATION AT IMPLIED $10.00 SHARE PRICE

Cash	$10.0
Debt	–
Net Debt	($10.0)
Equity Value	$98.6
Total Enterprise Value	$88.6

STANDBY ACQUISITION FINANCING

Standby acquisition financing facility provided by an affiliate of Donald R. Wilson Jr. to fully fund the Symon Transaction

SOURCES AND USES

Sources of Funds	
SCG Cash excl. DRW Commodities Equity Commitment	$56.5
DRW Commodities Equity Commitment	23.5
Excess Cash in RMG / Symon	8.5
SCG Common Stock Issued	4.0
Total Sources	**$92.5**
Uses of Funds	
Symon Cash Consideration	$45.0
Repayment of RMG Debt	23.5
Fees and Expenses	10.0
SCG Common Stock Issued to RMG Owners	4.0
Excess Pro Forma Cash to the Balance Sheet	10.0
Total Uses	**$92.5**

PRO FORMA EQUITY OWNERSHIP


RMG Sellers
4%
SCG Founder
13%
DRW
26%
SCG Public
57%

Note: Analysis assumes 0% redemption level, net cash of $10.0 million and implied price per share of $10.00.

Transaction Valuation

($ in millions, except prices per share)

› Attractive valuation at $10.00 price per share / 4.7x 2014E Adjusted EBITDA

IMPLIED VALUATION AT $10.00 / SHARE

Stock Price		**$10.00**
Fully Diluted Shares[a]		9.858
Pro Forma Fully Diluted Equity Value		**$98.6**
Pro Forma Net Debt		(10.0)
Implied Enterprise Value		**$88.6**
Implied Multiple[b]	Metric	Multiple
TEV / 2014E EBITDA	**$18.7**	**4.7x**

IMPLIED STOCK PRICE AT VARIOUS EBITDA RANGES AND MULTIPLES

Current Implied EV/'14E EBITDA

Blended Median EV/'14E EBITDA for Peers[c]

2014E EBITDA ($MM)	Range: 2014E EBITDA Multiple							
	4.7x	6.0x	6.5x	7.0x	8.1x	9.0x	10.0x	11.0x
$17.5	$9.41	$11.67	$12.55	$13.44	$15.43	$16.99	$18.77	$20.54
$18.5	9.89	12.27	13.21	14.15	16.26	17.90	19.78	21.66
$18.7	10.00	12.41	13.36	14.31	16.44	18.11	20.01	21.91
$19.0	10.13	12.58	13.54	14.51	16.67	18.36	20.29	22.22
$19.3	10.25	12.73	13.71	14.68	16.88	18.59	20.54	22.49
$19.5	10.37	12.88	13.87	14.86	17.08	18.82	20.80	22.77

Note: Analysis assumes 0% redemption level.

(a) Fully diluted shares account for total of public post-redemption shares, shares issued to the target companies as part of transaction consideration and founder base promote shares. Share count for implied valuation purposes excludes warrants.

(b) Represents pro forma projections for the year ending 12/2014E.

(c) Blended EBITDA peer trading multiple calculated based on weighted 2014E EBITDA contribution of RMG (~45%) and Symon (~55%) with respective weights from outdoor advertising peer set and digital signage peer set.

Peer Comparable Benchmarking

PUBLIC COMPANY COMPARABLES ANALYSIS



TEV / 2014E EBITDA
Peer Group Median: 8.1x(a)
15.0x
10.0x
5.0x
0.0x
11.5x
11.1x
9.7x
7.4x
6.9x
5.9x
5.6x
NM
NM
4.7x(b)
Verint Systems
Lamar Advertising
Clear Channel Outdoor
JCDecaux S.A.
National CineMedia
Daktronics
Ströer
Planar Systems
Video Display
Pro Forma RMG / Symon



2012E-2014E SALES CAGR
Peer Group Median: 4.2%
40.0%
30.0%
20.0%
10.0%
0.0%
8.4%
7.0%
4.6%
3.7%
3.7%
2.2%
NM
NM
NM
26.0%
Daktronics
Ströer
Lamar Advertising
JCDecaux S.A.
National CineMedia
Clear Channel Outdoor
Verint Systems
Planar Systems
Video Display
Pro Forma Symon / RMG

Note: Peer median statistics exclude pro-forma Symon / RMG combined company. Market values and exchange rates as of March 04, 2013. Values converted from EUR to USD at an exchange ratio of 1.316 USD / EUR.

(a) Blended EBITDA peer trading multiple calculated based on weighted 2014E EBITDA contribution of RMG (~45%) and Symon (~55%) with respective weights from outdoor advertising peer set and digital signage peer set.

(b) Represents fully diluted equity value of the pro-forma combined company at an implied share price of $10.00 and net cash of $10.00 million and 0% redemption level. Share count excludes warrants.

EBITDA Bridge Analysis

($ in millions)

2012E – 2014E EBITDA BRIDGE ANALYSIS


$20.0
15.0
10.0
5.0
0.0
$10.5
$5.4
$0.2
$5.2
$2.4
$0.6
$1.8
$0.4
$0.2
$0.2
$18.7
PF 2012E
RMG Networks
Symon
Synergies and Public Costs (Net)
2014E
2013E Contribution
2014E Contribution

CONSOLIDATED 2012E ADJUSTED EBITDA[(a)]

RMG	
Net Income	($11.5)
Interest	6.0
Taxes	–
Depreciation and Amortization	3.4
Divested Operations (net)	0.7
Stock Based Compensation	0.4
Impairment Charges / Other Gains	3.4
Transaction Expenses	0.6
RMG Adjusted EBITDA	**$2.9**
Symon	
Net Income	$3.7
Interest	0.1
Taxes	1.7
Depreciation and Amortization	1.2
Related Party Fees and Expenses	0.4
Transaction Expenses	0.4
Symon Adjusted EBITDA	**$7.6**
Consolidated PF Adj. 2012E EBITDA	**$10.5**

Source: 2012E through 2014E projections represents CY2012 / FY2013 through CY2014 / FY2015 financials of RMG Networks and Symon Communications, respectively.
(a) Represents estimates, results subject to change.